UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VIVEVE MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials;
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Viveve Medical, Inc.

345 Inverness Drive South

Building B, Suite 250

Englewood, Colorado 80112

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Viveve Medical, Inc. (“Viveve”, the “Company”, “we”, “us”, “our”) on May 3, 2022, at our Colorado headquarters located at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112 at 11:00 a.m., Eastern Time (the “Annual Meeting”). Enclosed with this letter are your Notice of Annual Meeting of Stockholders, proxy statement and proxy card.  The proxy statement included with this notice discusses each of the proposals to be considered at the Annual Meeting. We have included with these materials our Annual Report on Form 10-K for the year ended December 31, 2021.

At this year’s meeting, you will be asked to: (1) elect two Class II directors to hold office until the 2025 annual meeting or until the election and qualification of their successor; (2) ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; (3) approve, on an advisory basis, the compensation of our named executive officers; and (4) transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

The Company’s Board of Directors has fixed the close of business on March 7, 2022, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

I hope that you attend the Annual Meeting. Whether or not you plan to be with us, please vote over the Internet, by telephone, or by completing and returning the enclosed proxy card promptly in the enclosed envelope.

Sincerely,

/s/ Scott Durbin
Scott Durbin
Chief Executive Officer

Englewood, Colorado

March 17, 2022

Viveve Medical, Inc.

345 Inverness Drive South

Building B, Suite 250

Englewood, Colorado 80112

Notice of Annual Meeting of Stockholders

to be held May 3, 2022

To the Stockholders of Viveve Medical, Inc.:

The 2022 Annual Meeting of Stockholders will be held at our Colorado headquarters located at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112 at 11:00 a.m. Eastern Time on May 3, 2022. During the Annual Meeting, stockholders will be asked to:

1.	elect two Class II directors to hold office until the 2025 annual meeting or until the election and qualification of their successor;

2.	ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	approve, on an advisory basis, the compensation of our named executive officers; and

4.	transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

If you are a stockholder as of March 7, 2022, you may vote at the meeting. The date of mailing this Notice of Meeting and proxy statement is on or about March 17, 2022.

By order of our Board of Directors:

/s/ Scott Durbin
Scott Durbin

Chief Executive Officer

March 17, 2022

PROXY STATEMENT

This proxy statement and the accompanying proxy card are first being mailed on or about March 17, 2022 to owners of shares of common stock of Viveve Medical, Inc. (which may be referred to in this proxy statement as “we,” “us,” “Viveve,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or “Board”) for use at our annual meeting of stockholders to be held on May 3, 2022 at our Colorado headquarters located at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112 at 11:00 a.m., Eastern Time (referred to as the “Annual Meeting”). This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

TABLE OF CONTENTS

ABOUT THE MEETING: QUESTIONS AND ANSWERS	4
EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE GOVERNANCE	7
EXECUTIVE COMPENSATION	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21
REPORT OF THE AUDIT COMMITTEE	21
PROPOSAL 1 – ELECTION OF DIRECTORS	22
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
PROPOSAL 3 – NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION	23
REQUIREMENTS FOR ADVANCE NOTICE OF STOCKHOLDER PROPOSALS	24
OTHER MATTERS	24

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE OVER THE INTERNET, BY TELEPHONE OR MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

THANK YOU FOR ACTING PROMPTLY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2022: The Notice of Annual Meeting of Stockholders, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2021, are also available at http://www.viveve.com, which does not have “cookies” that identify visitors to the site.

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this year’s meeting, you will be asked to:

1.	elect two Class II directors to hold office until the 2025 annual meeting or until the election and qualification of their successor;
2.	ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	approve, on an advisory basis, the compensation of our named executive officers; and
4.	transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on March 7, 2022 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents, each share of our common stock has one vote. There were 10,619,846 shares of common stock outstanding on the Record Date. From April 22, 2022, through May 2, 2022, you may inspect a list of stockholders eligible to vote. The list of stockholders will be made available upon request. If you would like to inspect the list, please call Jim Robbins, our Senior Vice President of Finance and Administration, at (720) 696-8100.

How do I vote?

You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Vote by Internet.    Registered stockholders can vote via the Internet at www.proxyvote.com. You will need to use the 16-digit control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 2, 2022. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return a proxy card.

Vote by Telephone.    Registered stockholders can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the 16-digit control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on May 2, 2022. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.    If you are a registered stockholder and received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Broadridge Financial Solutions, Inc. Please promptly mail your proxy card to ensure that it is received by Broadridge prior to the closing of the polls at the Annual Meeting.

Vote in Person at the Meeting.    If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If your shares are held in the name of a bank, broker or other nominee (a “Nominee”), you will receive separate voting instructions from your Nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your Nominee. Please check with your Nominee and follow the voting instructions it provides.

You should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. As a result, if you are a beneficial owner and hold your shares through a Nominee in street name, but do not give your Nominee instructions on how to vote your shares with respect to any non-routine matters, votes may not be cast on your behalf. If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes and abstentions will be counted as present for purposes of determining whether enough stockholders are present to hold our Annual Meeting. A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the holders of a majority of votes properly cast.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Scott Durbin, our Chief Executive Officer, and Jim Robbins, our Senior Vice President of Finance and Administration, as your proxies. They may act together or individually to vote on your behalf and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted. Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated directors (see Proposal 1); “FOR” the ratification of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (see Proposal 2); and “FOR” the approval of the non-binding, advisory proposal regarding the compensation of our named executive officers (see Proposal 3).

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting. If your shares are registered in "street name" (i.e., held in a brokerage account or by a bank or other nominee), you will receive a voting instruction card or other information from your broker or other holder of record seeking instruction regarding how to vote your shares. If you do not provide such instruction, your broker or nominee may vote your shares at its discretion on your behalf on the ratification of the selection of the Company's independent registered public accounting firm for fiscal year 2022, but not on the other proposals.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●

notifying our Senior Vice President of Finance and Administration, Jim Robbins, in writing at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112, that you are revoking your proxy;

●

submitting a proxy at a later date via the Internet, by phone, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded, and your earlier proxy revoked; or

●	attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions your Nominee provides.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election and count the votes.

What constitutes a quorum?

In accordance with Article I, Section 5 of our Amended and Restated Bylaws, as amended (our “Bylaws”), a third of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, your shares will count for purposes of determining whether a quorum is present. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If a meeting of Stockholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of the directors, the nominees will be elected by a plurality of the votes properly cast on the resolution in person or by proxy at the Annual Meeting, which means that the two nominees receiving the most votes will be elected. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of the directors will not be counted as a vote cast with respect to such director, although it will be counted for the purposes of determining whether there is a quorum. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. These broker non-votes will have no effect on the results of this vote

Ratification of the appointment of independent registered public accounting firm. For Proposal 2, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Approval of the non-binding, advisory proposal to approve the compensation of our named executive officers. For Proposal 3, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval. However, the vote is non-binding. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the approval of the non-binding advisory vote to approve the compensation of our named executive officers.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of a majority of the votes properly cast for approval, except when a different vote is required by law, our certificate of incorporation or our Bylaws.

Abstentions. If you specify that you wish to "abstain" from voting on an item, your shares will not be voted on that particular item.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but they will not have any effect on any proposal.

What percentage of our common stock do our directors and officers own?

As of March 7, 2022, our directors, director-nominees and named executive officers beneficially owned approximately 5.60% of our outstanding common stock, excluding shares of common stock that are not issuable within sixty days. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 20 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone or facsimile.  We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

BPM LLP served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the fiscal year ended December 31, 2021, and has been appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We expect that representatives of BPM LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the election of the nominated directors (see Proposal 1);
●	FOR the ratification of the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (see Proposal 2); and
●	FOR the approval, on an advisory basis, of the compensation of our named executive officers (see Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of all of our directors and executive officers as of March 17, 2022. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position

Scott Durbin	53	Director and Chief Executive Officer
Steven Basta	56	Chairman of the Board
Debora Jorn	63	Director
Arlene Morris	70	Director
Sharon Presnell	53	Director
Jim Robbins	58	Senior Vice President of Finance and Administration

Biographical information with respect to our executive officers and directors is provided below. There are no family relationships between any of our executive officers or directors.

Nominees for Director

Class II

Debora Jorn. Ms. Jorn has served as a member of the Viveve Board of Directors since May 2016. She has 30 plus years of commercial experience building global pharmaceutical, aesthetics and OTC businesses. Recognized as a leader in creating new markets she has successfully launched products in numerous therapeutic areas. Ms. Jorn has an extensive background in several areas of women’s healthcare including overactive bladder and incontinence, fertility, contraception, osteoporosis, and aesthetics. Most recently, Ms. Jorn was Executive Vice President of Corporate and Commercial Development at Eyepoint Pharmaceuticals from November 2016 through April 2018. Prior to that, Ms. Jorn was Executive Vice President and Group Company Chair at Valeant Pharmaceuticals from June 2015 to March 2016, following the acquisition of Bausch & Lomb where she was the Chief Global Marketing Officer leading the prescription and OTC eye health business. Before joining Bausch & Lomb in June of 2010, Ms. Jorn was the Group Vice President of Women’s Healthcare and Fertility at Schering Plough Corporation from June 2008 through January 2010. Ms. Jorn began her career at Merck & Co., Inc and for more than 20 years held roles of increasing responsibility in R&D, marketing and sales. She has a strong scientific background and extensive experience in all facets of the clinical development process leading to product launch including market and competitive assessments, clinical strategy, and trial design, labeling requirements for approval and competitive differentiation. PharmaVoice has recognized Ms. Jorn as “one of the top 100 most inspiring people in healthcare” in the “brand builders” category. Currently, Ms. Jorn serves as vice-chair of the board at Pharming Group, NV. Ms. Jorn received a B.A. in Biochemistry from Rutgers University and an M.B.A. from New York University Stern School of Business.

Sharon Presnell. Dr. Presnell was appointed to the Viveve Board of Directors in October of 2020. She has over 25 years of experience in the leadership of R&D and the commercial translation of technology. Dr. Presnell currently serves as the president of the Amnion Foundation, a not-for-profit organization dedicated to the ethical preservation and utilization of birth tissue-derived cells in regenerative medicine and drug development. Prior to joining Amnion in 2019, Dr. Presnell’s career path took her from a faculty position at the University of North Carolina at Chapel Hill, where she developed multiple outlicensed and industry-supported technologies, to Director of R&D at Becton Dickinson where her team contributed to product development for the Life Sciences business units. In 2007, she transitioned from the Fortune 500 environment to the biotech industry where she led early-stage R&D for regenerative medicine products such as the Neo Kidney Augment™, a clinical stage cell-based therapeutic for chronic kidney disease, and several marketed 3D-Bioprinted Tissue Model products for use in drug development, one of which (ExVive™ Liver) was the subject of numerous awarded patents and peer-reviewed publications, including recognition as Paper of the Year by the Society of Toxicology in 2016. In 2015 she launched Samsara Sciences, a wholly-owned subsidiary of Organovo, Inc., and led a small team in the rapid development and marketing of cell-based products to support liver research, an effort which reached profitability in less than 2 years. In 2018, the Samsara assets were sold by the parent company to LifeNet Health where they continue to provide unique solutions to pharma customers. Dr. Presnell provides life sciences consulting services broadly to start-up companies, Fortune-500 companies, not-for-profit organizations, and investment firms throughout the US and EU through her firm, CytoStrategy™. She serves as the Chair-elect of the North Carolina State University College of Life Sciences Board and is also an active board member of the Coulter Translational Partnership Fund at the University of Virginia in Charlottesville. She is an avid mentor for women in science and dedicates significant time and resources to teaching and providing hands-on training to students of all ages.

Other Directors and Executive Officers

Class III: Currently Serving Until the 2023 Annual Meeting

Arlene Morris. Ms. Morris joined the Viveve Board in May 2016. She currently serves as the chief executive officer of Willow Advisors LLC, a position she has held since May 2015. Ms. Morris was previously the chief executive officer and president of Syndax Pharmaceuticals, Inc., a biopharmaceutical company focused on the development and commercialization of an epigenetic therapy for treatment-resistant cancers from April 2012 to May 2015 and a member of the board of directors from May 2011 to June 2015. Prior to Syndax, Arlene served as the president, chief executive officer and a member of the board of directors of Affymax, Inc. from 2003 to 2011, a publicly traded biotechnology company. She has held various management and executive positions at Clearview Projects, Inc., a corporate advisory firm, Coulter Pharmaceutical, Inc., a publicly traded oncology pharmaceutical company, Scios Inc., a publicly traded biopharmaceutical company, and Johnson & Johnson, a publicly traded healthcare company. Ms. Morris is currently a member of the board of directors of Cogent Biosciences, Inc., Viridian Therapeutics, Inc. and Palatin Technologies, Inc., all U.S. biopharmaceutical companies. She is also on the board of the Foundation for Research Development of the Medical University of South Carolina and previously served on the Board of Neovacs SA, Biotechnology Innovation Organization (BIO), Dimension, Biodel and the Humane Society of Silicon Valley. Ms. Morris received a B.A. in Biology from Carlow University.

Class I: Currently Serving Until the 2024 Annual Meeting

Steven Basta. Mr. Basta joined the Viveve board in September of 2018 and was appointed as Chairman in January 2019. He currently serves as chief executive officer of Mahana Therapeutics Inc., a privately-held digital therapeutics company. From September 2015 to March 2020, Mr. Basta served as president, chief executive officer, and director of Menlo Therapeutics, Inc., a publicly listed biopharmaceutical company, and continues to serve as a director of Menlo following its March 2020 merger with Foamix Pharmaceuticals Ltd. From October 2011 until August 2015, Mr. Basta served as chief executive officer of AlterG, Inc., a privately held medical device company. From November 2002 to February 2010, Mr. Basta served as chief executive officer of BioForm Medical, Inc., a publicly listed medical aesthetics company acquired by Merz and from February 2010 to September 2011 served as chief executive officer of Merz Aesthetics GmbH, the successor to BioForm Medical, where he led multiple product launches managing the global business to reach its position as a worldwide leader in the injectable aesthetics industry. He served on the board of Carbylan, Inc. from September 2009 to November 2016 and the board of RF Surgical, Inc. (acquired by Medtronic) from December 2013 to August 2015. Mr. Basta received a B.A. from The Johns Hopkins University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Scott Durbin. Mr. Durbin joined Viveve in early 2013 and became Chief Executive Officer and Director in May 2018. He previously served as the Company’s Chief Financial Officer and has been instrumental in the Company’s growth. He is committed to leading the Company and the clinical and commercial development of its innovative CMRF technology to solidify its position as a global leader in women’s intimate health. Mr. Durbin’s 25-year career in the life sciences industry covers corporate finance, strategy, clinical, and operational experience. Prior to joining Viveve, he was chief financial officer of Aastrom Biosciences, Inc., a publicly traded, cardiovascular cell therapy company. In 2004, Mr. Durbin began his six years as chief operating and financial officer for Prescient Medical, Inc. (“PMI”), a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks. Prior to PMI, he spent several years as a financial consultant for two publicly traded biotech companies, Scios, Inc. – a Johnson & Johnson company, and Alteon, Inc. Mr. Durbin began his corporate finance career as an investment banker in the healthcare and M&A groups at Lehman Brothers Inc., where he focused on mergers and acquisitions and financings for the life science industry. At Lehman, he successfully executed over $5 billion in transactions for medical device and biotech companies. Preceding his advance into corporate finance, he served as a Director of Neurophysiology for Biotronic, Inc. Mr. Durbin received a B.S. from the University of Michigan and an M.P.H. in Health Management with Honors from the Yale University School of Medicine and School of Management.

Executive Officers

Jim Robbins. Mr. Robbins joined Viveve as Vice President of Finance in July 2014 and was promoted to Senior Vice President of Finance and Administration in January 2021 having served as Vice President of Finance and Administration since May 2017.  In May 2018, he assumed expanded responsibilities and was appointed as the Company’s Principal Accounting Officer, and in November 2018, he became the Principal Accounting and Financial Officer. Mr. Robbins has over thirty years of accounting and finance experience in both industry and public accounting. Prior to joining Viveve, he provided accounting, finance and business consulting services for various biotech companies. From 2010 to 2012 he served as vice president of finance and administration for Auxogyn, Inc., a privately held medical technology company focused on advancing women’s reproductive health by translating scientific discoveries in early embryo development into clinical solutions that improve patient outcomes in vitro fertilization (IVF) procedures. Mr. Robbins served as director of finance and vice president of finance from 2004 to 2010 for Micrus Endovascular, Inc., a company which develops, manufactures, and markets both implantable and disposable medical devices used in the treatment of cerebral vascular diseases. Prior to Micrus Endovascular, he served at Genitope Corporation as corporate controller, a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. From 1995 to 2001, he served in management positions for high technology companies including Extricity, Inc., InVision Technologies, Inc., and Truevision, Inc. and was in the audit practice of Price Waterhouse, LLP from 1987 to 1995. Mr. Robbins received his Bachelor of Business Administration with a concentration in accounting from the University of Texas at Austin and is a Certified Public Accountant.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to every director, officer and employee of the Company. Such Code of Business Conduct and Ethics includes written standards that are reasonably designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Commission and in other public communications made by the Company;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

●	accountability for adherence to the code.

A current copy of the code is posted on our website, which is located at www.viveve.com (under Investors/Corporate Governance/Governance/Docs). If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board of Directors

Our Board may establish the authorized number of directors from time to time by resolution. The number of directors may not be fewer than three and not more than twenty. Currently our Board consists of five directors. Our current directors will continue to serve as directors until the expiration of their respective terms and until their respective successors have been elected and qualified, or until their earlier death, resignation, or removal.

Our Board held 12 meetings during 2021. During 2021, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees of the board of directors on which such director then served. Members of our Board are invited and encouraged to attend each annual meeting of stockholders.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, and after considering all relevant facts and circumstances, the Board affirmatively determined that Steven Basta, Arlene Morris, Debora Jorn and Sharon Presnell are independent within the meaning of NASDAQ Listing Rule 5605.

Committees of our Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

Audit Committee

The Audit Committee consists of three directors, Steven Basta (Chairperson), Arlene Morris and Sharon Presnell. The Board has determined that each of the members of the Audit Committee meets the requirements for independence set forth in NASDAQ Listing Rule 5605(c)(2).

In addition, the Board has determined that Steven Basta qualifies as an “audit committee financial expert” as defined in the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Audit Committee operates pursuant to a charter, which can be viewed on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs). The Audit Committee met four times during 2021. The role of the Audit Committee is to:

●

retain the independent registered public accounting firm, evaluate their independence, qualifications, and performance, and approve the terms of engagement for audit services and non-audit services. In all events, it is the Audit Committee that has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s outside independent registered public accounting firm;

●

review with management and the independent registered public accounting firm, as appropriate, the Company’s financial reports and other financial information provided by the Company to any governmental body or the public, and the Company’s compliance with legal and regulatory requirements;

●	establish and review complaint procedures regarding accounting, internal auditing controls and auditing matters;

●	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems; and

●	provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, and the Board.

Compensation Committee

The Compensation Committee consists of three directors, Arlene Morris (Chairperson), Debora Jorn (as of January 1, 2022) and Steven Basta. The Compensation Committee met one time during 2021. The role of the Compensation Committee is to:

●

review and reassess periodically (and where appropriate, make such recommendations to the Board as the Compensation Committee deems advisable with regard to) the Company’s processes and procedures for the consideration and determination of director and executive compensation, and review and discuss with management any description of such processes and procedures to be included in the Company’s proxy statement;

●

determine and recommend to the Board for approval on at least an annual basis the compensation package for the Company’s CEO and the officers that directly report to the CEO including base salary, stock options, performance goals, and other compensation, annual performance objectives and goals relevant to compensation for such officers, and evaluate the performance of such officers in light of these goals and objectives;

●

make recommendations to the Board regarding incentive-based or equity-based compensation plans in which the Company’s officers and employees participate and review and approve all grants of incentive-based or equity‐based grants for compensation and all grants of stock options (other than those specifically designated for approval by the full Board), in each case consistent with the terms of such plans;

●	on an annual basis, at least one member of the Compensation Committee shall meet with individual company executives for input on general management and operational activities;

●

periodically review both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO, other executive officers and directors, relative to comparable companies in the Company’s industry;

●	approve all guidelines for employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to all employees; and

●

provide oversight regarding the Company’s public disclosure of director and executive compensation information and prepare an annual report on executive and director compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders or annual report on Form 10-K in accordance with the applicable rules and regulations of the SEC, any securities exchange on which the Company’s securities are traded, and any other rules and regulations applicable to the Company.

A copy of the charter of the Compensation Committee is available on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs).

The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation adviser, including sole authority to approve the fees of any adviser and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

In 2021, our Compensation Committee engaged Aon Consulting, Inc./Radford Global Compensation Database (“Aon/Radford”) to provide guidance on our executive compensation programs. Aon/Radford served at the discretion of the Compensation Committee and did not provide any other services to the Company during fiscal year 2021 other than those for which they were engaged by the Compensation Committee.

Our Compensation Committee requires that its compensation consultants be independent of Company management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our Compensation Committee has determined that Aon/Radford is independent and that its work has not raised any conflicts of interest.

Governance and Nominating Committee

The Governance and Nominating Committee (the “Governance Committee”) consists of two directors Steven Basta (Chairperson) and Arlene Morris. The Governance Committee did not meet during 2021. The role of the Governance Committee is to:

●	identify, review, and evaluate individuals qualified to become Board members;

●	recommend nominees to the Board and to each committee of the Board;

●

develop and recommend to the Board criteria for selecting qualified director candidates (including an assessment of any minimum qualifications a nominee for the Board should possess and any specific qualities or skills the Governance Committee believes are necessary for one or more directors to possess);

●	recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and monitor compliance with them; and

●	assist the Board in its annual reviews of the performance of the Board, and each committee.

A copy of the charter of the Governance Committee is available on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs).

Stockholder Communications

Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.  These communications will be reviewed by the Corporate Secretary as agent for the non-employee directors in facilitating direct communication to the Board.  The Corporate Secretary will disregard communications that are bulk mail, solicitations to purchase products or services not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.

General Communications. The Corporate Secretary will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Board.

Stockholder Proposals and Director Nominations. Stockholders may make proposals for consideration at the Annual Meeting, so long as any such proposal adheres to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”).

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Governance Committee should follow the procedures set forth below regarding stockholder nominations for directors.

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be presented at the 2023 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at our principal executive offices at the address set forth above no later than November 17, 2022, in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2023 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting, where the matter will not be included in our proxy statement. To be considered timely under these provisions, the stockholder's notice must be received by our Corporate Secretary at our principal executive offices at the address set forth above no earlier than January 3, 2023, and no later than February 2, 2023. Our Bylaws also specify requirements as to the form and content of a stockholder's notice. In the event the 2023 annual meeting is first convened more than 30 days before or more than 60 days after the one-year anniversary of the 2022 annual meeting, notice by the stockholder to be timely must be received by our Corporate Secretary not later than the close of business on the later of the 90th day prior to the scheduled date of such 2023 annual meeting or the 10th day following the public announcement of the date of such meeting.

The Board will determine whether the nomination was made in accordance with these requirements. If the Board determines that a nomination was not made in accordance with these requirements, the nominating stockholder shall be so notified by the Corporate Secretary and the defective nomination shall be disregarded.

Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Board because they do not meet the applicable requirements or criteria described above will be retained by the Corporate Secretary for at least ninety days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman or Lead Independent Director of the Board will determine when and whether a stockholder communication should be circulated among the Board and Company management.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting. All of our directors attended the 2021 Annual Meeting of Stockholders.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in medical device manufacture and distribution; research and development; finance, accounting and banking; or marketing and sales.

In evaluating nominations to the Board of Directors, the Board also looks for depth and breadth of experience within the Company’s industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the Board, the past performance of the incumbent director. Each of the candidates nominated for election to our Board was recommended by the Governance Committee.

Diversity includes race, ethnicity, age, and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience, scientific and academic expertise and personal backgrounds. The composition of our Board currently includes five (5) individuals who are diverse under the NASDAQ listing rule regarding board diversity, as presented in the below Board Diversity Matrix. Under the NASDAQ listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse. Information about each individual director and director nominee is set forth above.

Board Diversity Matrix (As of March 7, 2022)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3			2
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	5

Risk Oversight

Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, and discussing these assessments with management. The Board’s overall risk oversight, which focuses primarily on risks and exposures associated with current matters that may present material risk to our operations, plans, prospects or reputation, is supplemented by the various committees. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors, and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure of the Company. In determining the leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company’s stockholders. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer.

Currently, Mr. Basta serves as Chairman of the Board, at the pleasure of the Board. As Chairman of the Board, Mr. Basta will:

●	approve the meeting agendas for the Board;

●	advise the CEO director regarding the sufficiency, quality, quantity and timeliness of information provided to the Board;

●	ensure that meeting schedules permit sufficient time for discussion of all agenda items;

●	be available for consultation and direct communication with major stockholders, if requested; and

●	preside at meetings of the Board, including executive sessions.

The chairs of Board committees also play an active role in the leadership structure of the Board. The Governance Committee and the Board endeavor to select independent committee chairs who will provide strong leadership to guide the important work of the Board committees. Committee chairs work with the Company’s senior executives to ensure the committees are discussing the key strategic risks and opportunities for the Company.

Director Compensation

On December 23, 2016, the Board of Directors adopted an independent director compensation policy designed to compensate non-employee directors of the Company for their time, commitment and contributions to the Board. The Board amended and restated the independent director compensation policy effective July 17, 2018, January 9, 2019, and November 26, 2020 (as amended and restated, the “Director Compensation Policy”). Under the Director Compensation Policy, during the year ended December 31, 2021, all independent directors were eligible to receive cash compensation as set forth below, paid quarterly in arrears and pro-rated to reflect the number of days served during any calendar quarter:

Annual Retainer($)
Board of Directors:
All Independent Directors	35,000
Chairperson Additional Retainer	35,000
Audit Committee:
All Audit Committee Members	10,000
Chairperson	20,000
Compensation Committee:
All Compensation Committee Members	5,000
Chairperson	10,000
Governance and Nominating Committee:
All Governance and Nominating Committee Members	3,750
Chairperson	7,500

Under the Director Compensation Policy in 2021, all independent directors eligible to receive cash compensation have the option to elect to receive all or any portion of such cash compensation in the form of a restricted stock award, in lieu of a cash payment. Such election was required to be made quarterly until the 2021 annual meeting and is to be made annually thereafter. Such restricted stock awards have a fair market value equal on the date of grant to the value of the cash retainer to be paid during such period and are fully vested upon grant.

In addition, under the Director Compensation Policy, each new non-employee director who is initially appointed or elected to the Board after effectiveness of the policy is granted an equity-based initial retainer award with a value at the time of issuance equal to two times the Subsequent Award (defined below) in effect at the time of election (“Initial Award”), Each Initial Award will generally be in the form of stock options and vest in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board. In addition, on the date of each annual meeting of the Company’s stockholders, each continuing non-employee director is automatically granted to receive an annual equity-based retainer in the form of a stock option to purchase 16,500 shares (after giving effect to the Company’s 10-to-1 reverse stock split in December 2020) of common stock, which vests in full on the first anniversary of the grant date, subject to the director’s continued service on the Board (each a “Subsequent Award”). Furthermore, upon election to serve as the Chairman of the Board, a non-employee director is granted an equity-based retainer award in the form of a stock option to purchase 66,000 shares (after giving effect to the Company’s 10-to-1 reverse stock split in December 2020) of common stock, which vests in full on the first anniversary of the date of grant subject to the director’s continued service as the Chairman of the Board through such vesting date. A non-employee director elected for the first time to the Board at an annual meeting of the Company’s stockholders shall only receive an Initial Award in connection with such election and shall not receive a Subsequent Award until the annual meeting for the next fiscal year. In the event a non-employee director’s service on the Board terminates, the vesting and exercise of such director’s stock options shall be subject to the terms of the applicable award agreement.

In January 2021, our non-employee directors were issued a one-time award of deferred restricted stock units (RSUs) in connection with the Company’s 10-to-1 reverse stock split in December 2020. Each RSU vests in full on the second anniversary of the grant date, subject to the director’s continued service on our board of directors.

The Company has also agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board of Directors and committee meetings.

2021 Director Compensation Table

The following table presents information regarding the compensation of our non-employee directors for the year ended December 31, 2021. Scott Durbin, our Chief Executive Officer, serves on our Board of Directors but did not receive compensation for his service as a director and the compensation paid to Mr. Durbin as an employee during the year ended December 31, 2021, is set forth in the “2021 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(1)(3)(4)	Option Awards ($)(5)(6)	All Other Compensation ($)	Total ($)
Steven Basta	98,750	162,500	208,193	-	469,443

Debora Jorn	35,000	81,250	92,630	-	208,880

Arlene Morris	58,750	81,250	92,630	-	232,630

Sharon Presnell	45,000	81,250	69,875	-	196,125

(1)	All members of the Board of Directors elected to receive their 2021 director fees in cash.
(2)	The amounts represent the non-employee director compensation paid in cash for the four quarters of 2021. The fourth quarter of 2021 compensation was paid in January 2022.
(3)

The amount reported represents the aggregate grant date fair value of RSUs granted to our non-employee directors in 2021, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the impact of estimated forfeitures related to service-based vesting. See Note 13 of the notes to our consolidated financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2021, filed for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the directors.

(4)

As of December 31, 2021, each of our non-employee directors serving on that date held outstanding RSUs in the following amounts: Mr. Basta – 50,000 shares, Ms. Jorn – 25,000 shares, Ms. Morris – 25,000 shares and Ms. Presnell – 25,000 shares.

(5)

The amount reported represents the aggregate grant date fair value of stock options granted to our non-employee directors in 2021, computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting. See Note 13 of the notes to our consolidated financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2021, filed for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the directors.

(6)

As of December 31, 2021, each of our non-employee directors serving on that date held outstanding stock options to purchase the following shares of common stock: Mr. Basta – 198,840 shares, Ms. Jorn – 101,476 shares, Ms. Morris – 101,326 shares and Ms. Presnell – 72,000 shares.

EXECUTIVE COMPENSATION

This section provides information about compensation for:

●	Scott Durbin, our Chief Executive Officer; and

●	Jim Robbins, our Senior Vice President of Finance and Administration.

We refer to these individuals as our “named executive officers”.

2021 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal years indicated by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)

Scott Durbin,	2021	449,000	224,500	789,750	1,172,634	45,546	(4)	2,681,430
Chief Executive Officer	2020	435,750	175,000	-	-	24,301	(4)	635,051

Jim Robbins,	2021	285,000	85,500	126,750	187,357	16,442	(4)	701,048
Senior Vice President of Finance and Administration	2020	273,000	62,000	-	-	15,749	(4)	350,749

(1) The amounts reported represent cash bonuses awarded with respect to the years indicated based upon the achievement of corporate performance goals related to (i) strengthening financial position; (ii) expanding market opportunities and ensuring competitiveness; (iii) providing clinically proven solutions; and (iv) ensuring reliable quality supply of products for the years indicated. The bonuses for 2021 and 2020 performance were paid 100% in cash. For more information on these bonuses, see the description of the annual performance bonuses under “Employment Agreements, Severance and Change in Control Arrangements” below.

(2) The amounts reported for 2021 represent the aggregate grant date fair value of RSUs granted to our named executive officers computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting. See Note 13 of the notes to our consolidated financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2021, for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

(3) The amounts reported for 2021 represent the aggregate grant date fair value of option awards granted to our named executive officers computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting. See Note 13 of the notes to our consolidated financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2021, for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

(4) The amount reported represents cash-out of accrued paid time off (“PTO”) hours in accordance with the Company’s PTO Policy.

Employment Agreements, Severance and Change in Control Arrangements

In May 2018, we entered into an amended and restated employment agreement with Mr. Durbin and an employment agreement with Mr. Robbins that each provide for specified payments and benefits in connection with a termination of employment by us without cause or a resignation by the executive officer for good reason (as each such term is defined in the employment agreement). Our goal in providing these severances and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment are appropriate because they encourage our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, these employment agreements with our named executive officers contain confidentiality provisions and require the named executive officers to execute a general release of claims to receive any payments and benefits.

2022 Retention Agreements

In January 2022, the Board determined that the Company should enter into retention bonus agreements with the Company’s named executive officers and other key employees to reinforce and encourage their continued attention and dedication to our Company through January 31, 2023.  Under the terms of each retention bonus agreement, each recipient is entitled to a cash bonus that is advanced and payable in two equal payments, the first on March 31, 2022, and the second on July 31, 2022. However, each recipient must remain actively employed with us through January 31, 2023 in order to earn the retention bonus, and the full gross amount of each retention bonus is subject to repayment in the event that a recipient voluntarily terminates his or her employment with us prior to January 31, 2023 other than for good reason (as defined in the recipient’s employment agreement) or is terminated by us for cause (as defined in the recipient’s employment agreement). For Scott Durbin and Jim Robbins, the full amount of such retention bonuses is equal to $207,000 and $75,000 respectively.

Employment Agreement with Scott Durbin

Pursuant to our amended and restated employment agreement with Mr. Durbin, he serves as our Chief Executive Officer on an at-will basis and as a director. Mr. Durbin currently receives a base salary of $550,000, which is subject to periodic review and adjustment. Mr. Durbin is also eligible for an annual performance bonus targeted at 50% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The amended and restated employment agreement further provides that if Mr. Durbin’s employment is terminated by us without cause (as defined in his amended and restated employment agreement) or Mr. Durbin terminates his employment with us for good reason (as defined in his amended and restated employment agreement), he will be entitled to receive: (i) base salary continuation for 12 months following termination (at a rate prior to any reduction triggering good reason, if applicable), (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Durbin was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA continuation, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Durbin that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Durbin’s employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his amended and restated employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to 1.5 times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Durbin’s target annual cash incentive compensation for the year of termination, (ii) if Mr. Durbin was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA continuation, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 18 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Durbin as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Durbin entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Employment Agreement with Jim Robbins

Pursuant to our employment agreement with Mr. Robbins, he serves as our Senior Vice President of Finance and Administration and Principal Accounting and Financial Officer on an at-will basis. Mr. Robbins currently receives a base salary of $303,000, which is subject to periodic review and adjustment. Mr. Robbins is also eligible for an annual performance bonus targeted at 30% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Robbins’ employment is terminated by us without cause (as defined in his employment agreement) or Mr. Robbins terminates his employment with us for good reason (as defined in his employment agreement), he will be entitled to receive: (i) base salary continuation for six months following termination (at a rate prior to any reduction triggering good reason, if applicable), (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Robbins was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA continuation, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Robbins that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Robbins’ employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to .75 times the sum of (A) his current base salary (or his base salary in effect prior to the change in control if higher) plus (B) Mr. Robbins’ target annual cash incentive compensation for the year of termination, (ii) if Mr. Robbins was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA continuation, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Robbins as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Robbins entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Paid Time Off Policy

Regular full-time and part-time employees are entitled to paid time off (PTO) for each year of active service. Active service commences with an Employee’s first day of work and continues thereafter unless broken by an absence without pay or a leave of absence. PTO can accrue up to a maximum of 30 days (240 hours). Once this cap is reached, no further PTO will accrue until some PTO is used. No PTO will accrue while an employee is on a leave of absence or on a statutorily protected leave. There is no retroactive grant of PTO compensation for the period of time the accrued PTO was at the cap. While the Company believes that taking PTO is important to the health and productivity of every employee, an employee can cash out 40 hours of PTO as long as they have a minimum of 24 hours remaining following the cash out. Cash out of more than 40 hours requires Human Resources and Chief Executive Officer approval.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2021. These awards were granted under our Amended and Restated 2006 Stock Plan (the “2006 Plan”) and our Amended and Restated 2013 Stock Option and Incentive Plan (the “2013 Plan”).

		Option Awards				Stock Awards

Name	Vesting Start Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(7)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Scott Durbin
	6/23/2021	81,913	573,387	2.73	6/23/2031
	1/20/2021	—	—	—	—	243,000	(7)	277,020
	11/26/2019	171,771	158,029	8.69	11/26/2029
	—	—	—	—	—				63	(3)	72
	1/15/2019 (4)	613	17	1,240.00	1/15/2029
	5/11/2018 (5)	241	59	1,970.00	5/11/2028
	1/23/2018	118	3	4,480.00	1/23/2028
	3/03/2017	133	—	4,460.00	3/03/2027
	12/23/2016	51	—	5,220.00	12/23/2026
	12/16/2015 (5)	98	—	6,000.00	12/16/2025
	9/26/2014	48	—	4,800.00	9/26/2024
	1/23/2013 (6)	11	—	9,920.00	2/2/2023

Jim Robbins	6/23/2021	13,088	91,612	2.73	6/23/2031
	1/20/2021	—	—	—	—	39,000	(7)	44,460
	11/26/2019	17,188	15,812	8.69	11/26/2029
	—	—	—	—	—				28	(3)	32
	1/15/2019 (4)	93	3	1,240.00	1/15/2029
	5/11/2018 (5)	28	5	1,970.00	5/11/2028
	1/23/2018	58	1	4,480.00	1/23/2028
	12/23/2016	20	—	5,220.00	12/23/2026
	12/16/2015	25	—	6,000.00	12/16/2025
	9/26/2014 (5)	15	—	4,800.00	9/26/2024

(1) Except as otherwise set forth below, the shares of our common stock underlying each of the outstanding stock options vest and become exercisable in equal monthly installments over 48 months following the grant date.

(2) Amount has been calculated based on the closing price of a share of the Company’s Common Stock ($1.14) on December 31, 2021.

(3) The shares of common stock underlying this deferred restricted stock award (RSAs) vest upon FDA approval of the Viveve System for improvement of sexual function or stress urinary incontinence in the United States.

(4) The shares of common stock underlying this stock option vest and become exercisable in equal monthly installment over 36 months following the grant date.

(5) The shares of common stock underlying this stock option vest and become exercisable as follows: ¼ of the shares vested on the one-year anniversary of the grant date and the remaining shares vest in equal monthly installments over the following 36 months.

(6) These stock options were fully vested upon the merger that took place on September 23, 2014, between PLC Systems Inc., Viveve, Inc. and PLC Systems Acquisition Corp. Prior to merger, the Board voted to accelerate the vesting of all unvested options that were outstanding as of the date of the merger such that all options would be immediately vested and exercisable by the holders.

(7) The shares of common stock underlying this RSU vest and become exercisable in full on January 20, 2023.

Equity Compensation Plan Information

Stock Option Plans

The following table provides information as of December 31, 2021, regarding shares of common stock that may be issued under the 2006 Plan, the 2013 Plan, and the Company’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans not approved by security holders (2006 Plan)	12	(1)	9,920.00		—
Equity compensation plans approved by security holders (2013 Plan)	3,847,331	(2)	7.48	(3)	94,392	(4)
Equity compensation plans approved by security holders (2017 ESPP)	-				471,870	(5)
Total	3,847,343				566,262

(1)	Amount includes 12 shares of common stock issuable upon the exercise of outstanding options granted under the 2006 Plan.
(2)

Amount includes 3,173,091 shares of common stock issuable upon the exercise of outstanding options granted under the 2013 Plan and 674,000 shares of common stock issuable upon vesting of RSUs granted under the 2013 Plan and 228 shares of common stock issuable upon vesting of RSAs granted under the 2013 Plan.

(3)	Since RSUs and RSAs do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(4)

As of December 31, 2021, the remaining shares available for issuance under the 2013 Plan were 94,392 shares. The 2013 Plan provides that the number of shares available for issuance under the plan shall increase each January 1st by the lesser of four percent (4%) of the number of the Company’s outstanding shares of stock (on a fully diluted basis) on the applicable January 1st or such lesser number of shares as determined by our Compensation Committee. Amount does not include the 1,076,833 shares which were added to the number of shares available for issuance under the 2013 Plan on January 1, 2022, as a result of such automatic annual increase.

(5)	As of December 31, 2021, the remaining shares available for issuance under the 2017 ESPP were 471,870 shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 7, 2022, regarding the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our executive officers named in the Summary Compensation Table above;

●	each director; and

●	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power over the securities reported and that person’s address is c/o Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of March 7, 2022, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Named Executive Officers and Directors

Scott Durbin	358,692	(2)	3.27%
Jim Robbins	45,506	(3)	0.43%
Steven Basta	84,748	(4)	0.79%
Debora Jorn	49,359	(5)	0.46%
Arlene Morris	49,171	(6)	0.46%
Sharon Presnell	20,625	(7)	0.19%
All executive officers and directors as a group (6 persons)			5.60%

Owners of More than 5% of Our Common Stock

(1)	Based on shares of 10,619,846 common stock issued and outstanding as of March 7, 2022.
(2)	Included in this amount are (i) 10 shares of common stock and (ii) warrants and options to purchase 358,682 shares of common stock exercisable within 60 days of March 7, 2022.
(3)	Included in this amount are (i) 0 shares of common stock and (ii) warrants and options to purchase 45,506 shares of common stock exercisable within 60 days of March 7, 2022.
(4)	Included in this amount are (i) 25 shares of common stock and(ii) options to purchase 84,723 shares of common stock exercisable within 60 days of March 7, 2022.
(5)	Included in this amount are (i) 41 shares of common stock and (ii) options to purchase 49,318 shares of common stock exercisable within 60 days of March 7, 2022.
(6)	Included in this amount are (i) 3 shares of common stock and (ii) options to purchase 49,168 shares of common stock exercisable within 60 days of March 7, 2022.
(7)	Included in this amount are (i) 0 shares of common stock and (ii) options to purchase 20,625 shares of common stock exercisable within 60 days of March 7, 2022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

We believe that, during the year ended December 31, 2021, our directors, executive officers and beneficial owners of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Related Party Transactions

Securities and Exchange Commission regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship, or any proposed transaction, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2021, through the date of this proxy statement (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons.

Employment and Consulting Agreements

Refer to the discussion under the heading “Employment Agreements, Severance and Change in Control Arrangements” beginning on page 16 of this proxy statement, which is incorporated herein by reference.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2021 with management;
●

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communication with Audit Committees,” including a discussion with management and the independent public accountants about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company’s consolidated financial statements; and

●

received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with BPM LLP matters relating to its independence. The Audit Committee concluded that BPM LLP is independent from the Company and management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by BPM LLP for the fiscal year ended December 31, 2021, be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Steven Basta

Arlene Morris

Sharon Presnell

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees for Election

Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. The composition of our Board currently is as follows: Class I: Steven Basta and Scott Durbin; Class II: Debora Jorn and Sharon Presnell; Class III: Arlene Morris. This year, the term of the directors in Class II expires. Our Class II directors, Debora Jorn and Sharon Presnell, are nominated for re-election this year.

If a quorum is present at the Annual Meeting, then the nominees will be elected by a plurality of the votes cast on the resolution. There is no cumulative voting in the election of the directors. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of the directors will not be counted as a vote cast with respect to such director, although it will be counted for the purposes of determining whether there is a quorum.

If elected, these individuals will serve until the 2025 annual meeting and until their successor has been elected and qualified, or until their earlier death, resignation, or removal. In the event that either nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board of Directors may determine. We are not aware of any reason that either nominee will be unable to serve, or for good cause will not serve, as a director.

The term of office of the Class II directors will expire in 2025.

The relevant experiences, qualifications, attributes or skills of the nominees that led our Board of Directors to recommend the above persons as the nominees for director are described in the section entitled “Executive Officers, Directors, and Corporate Governance.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINATED DIRECTORS.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BPM LLP (“BPM”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022. BPM has served as our independent registered public accounting firm since 2014.

Stockholder ratification of the selection of BPM as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of BPM as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2022. In making its recommendation to the Board that stockholders ratify the appointment of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit Committee considered whether BPM’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of BPM.

The following table sets forth fees billed and to be billed to us by our independent registered public accounting firm for the years ended December 31, 2021 and 2020 for (i) services rendered for the audit of our annual consolidated financial statements and the review of our quarterly condensed consolidated financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

	Year Ended December 31,
	2021	2020
Audit fees	$353,000	$340,000
Audit-related fees	-	14,000
Tax fees	43,000	42,000
All other fees	-	-
Total fees	$396,000	$396,000

Audit Fees: Represents fees for professional services provided for the audit of our annual consolidated financial statements, review of our condensed consolidated financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees: Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees: Represents professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees: Our independent registered public accounting firm was not paid any other fees for professional services during the fiscal years ended December 31, 2021 and 2020.

The audit committee of the Board approves all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Pubic Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the "de minimis" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2021.

BPM LLP Representatives at Annual Meeting

We expect that representatives of BPM will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BPM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

PROPOSAL 3 – NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, set forth above in this proxy statement, under the heading “Executive Compensation.” We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of the Company’s executive compensation program. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed under the heading “Executive Compensation” above.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth.

Our Board of Directors encourages our stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and intend to take the outcome of the vote into account when considering future compensation decisions for our named executive officers.

Vote Required and Recommendation

This vote is advisory and not binding on the Company, the Board or the Compensation Committee. The affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required to approve the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting of stockholders must be received by us no later than November 17, 2022, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals should be addressed to our Corporate Secretary at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.

Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting, where the matter will not be included in our proxy statement. To be considered timely under these provisions, the stockholder's notice must be received by our Corporate Secretary at our principal executive offices at the address set forth above no earlier than January 3, 2023, and no later than February 2, 2023. Our Bylaws also specify requirements as to the form and content of a stockholder's notice. In the event the 2023 annual meeting is first convened more than 30 days before or more than 60 days after the one-year anniversary of the 2022 annual meeting, notice by the stockholder to be timely must be received by our Corporate Secretary not later than the close of business on the later of the 90th day prior to the scheduled date of such 2023 annual meeting or the 10th day following the public announcement of the date of such meeting.

Recommendations or nominations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Governance Committee for next year’s Annual Meeting.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxies in the enclosed proxy card to vote on such matters as recommended by the Board, or if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2021 is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the consolidated financial statements, and management’s discussion and analysis of financial condition and results of operations.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Jim Robbins, Senior Vice President of Finance and Administration of Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112, telephone number (720) 696-8100.

Copies of the documents referred to above that appear on our website are also available, without charge, upon request by any stockholder addressed to our Senior Vice President of Finance and Administration, Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.

SCAN TO
VIEW MATERIALS & VOTE

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66930-P66694

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIVEVE MEDICAL, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors to be elected for term expiring in 2025.

Nominees:

	For	Withhold
1a. Debora Jorn	☐	☐
1b. Sharon Presnell	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D66931-P66694

VIVEVE MEDICAL, INC.
Annual Meeting of Stockholders
May 3, 2022 11:00 a.m., Eastern time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Scott Durbin and Jim Robbins, and each of them, as proxy holder, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIVEVE MEDICAL, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern time on May 3, 2022, at 345 Inverness Drive South, Building B, Suite 250, Englewood, CO 80112, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance of the recommendations of the Board of Directors.

Continued and to be signed on reverse side